As filed with the Securities and Exchange Commission on June 1, 2011
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fidelity National Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	16-1725106
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 858-8100
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant's Principal Executive Offices)

Michael L. Gravelle
Executive Vice President, General Counsel and Corporate Secretary
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 858-8100
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:
Robert S. Rachofsky
Dewey & LeBoeuf LLP
1301 Avenue of the Americas
New York, NY 10019
(212) 424-8000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Registration
Securities to be Registered(2)	Registered	Unit	Price	Fee
Common Stock, par value $.0001 per share(3)	(1)	(1)	(1)	$0 (1)
Preferred Stock, par value $.0001 per share(4)	(1)	(1)	(1)	$0 (1)
Depositary Shares(5)	(1)	(1)	(1)	$0 (1)
Debt Securities(6)	(1)	(1)	(1)	$0 (1)
Warrants	(1)	(1)	(1)	$0 (1)
Purchase Contracts	(1)	(1)	(1)	$0 (1)
Units	(1)	(1)	(1)	$0 (1)

(1)    An unspecified number or amount of the securities of each identified class is being registered as may from time to time be issued at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee. Any additional registration fees will be paid subsequently on a pay-as-you-go basis.
(2)    These offered securities may be sold separately, together or as units with other offered securities.
(3)    Including such indeterminate number of shares of common stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.
(4)    Including such indeterminate number of shares of preferred stock as may, from time to time, be issued (i) at indeterminate prices or (ii) upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.
(5)    Including such indeterminate number of depositary shares evidenced by depositary receipts as may, from time to time, be issued in the event that the registrant elects to offer fractional interests in debt securities or shares of common or preferred stock registered hereby. An indeterminate number of depositary shares may also be issued upon the exercise of warrants or delivery upon settlement of purchase contracts.
(6)    Debt securities of the registrant, which may be senior or subordinated.

PROSPECTUS

FIDELITY NATIONAL FINANCIAL, INC.

COMMON STOCK, PREFERRED STOCK, DEPOSITARY SHARES,
DEBT SECURITIES, WARRANTS, PURCHASE CONTRACTS AND UNITS
________________
Fidelity National Financial, Inc. may from time to time in one or more offerings offer and sell shares of common stock, shares of preferred stock, depositary shares representing fractional interests in shares of common or preferred stock or debt securities, senior or subordinated debt securities, warrants, purchase contracts and units.

Fidelity National Financial, Inc. will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

Fidelity National Financial, Inc. may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

Fidelity National Financial, Inc.'s common stock is listed on the New York Stock Exchange under the trading symbol “FNF.” Other than for Fidelity National Financial, Inc.'s common stock, there is no market for the other securities we may offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is June 1, 2011

________________
You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Fidelity,” “we,” “our,” or “us” refer to Fidelity National Financial, Inc., together with its subsidiaries.

This prospectus is part of a registration statement that Fidelity filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, Fidelity may issue any combination of securities described in this prospectus from time to time and in an unlimited amount. This prospectus provides you with a general description of the securities Fidelity may offer. Each time we sell securities, a prospectus supplement that will contain specific information about the terms of that offering will be provided. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. Fidelity has not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Fidelity is not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus and any related prospectus supplement, or incorporated by reference in this prospectus and any related prospectus supplement, or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations, hopes, intentions, or strategies regarding the future. These statements relate to, among other things, the future financial and operating results of Fidelity. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology. Actual results could differ materially from those anticipated in these statements as a result of a number of factors, including, but not limited to:

•	changes in general economic, business, and political conditions, including changes in the financial markets;

•	the severity of our title insurance claims;

•	downgrade of our credit rating by rating agencies;

•
    continued weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy;

•	compliance with extensive government regulations by our operating subsidiaries, and the possibility of adverse changes in applicable laws or regulations;

•	regulatory investigations of the title insurance industry;

•	loss of key personnel could negatively affect our financial results and impair our operating abilities;

•	our business concentration in the State of California, the source of approximately 15.7% of our title insurance premiums during the twelve month period ended December 31, 2010;

•
    our potential inability to find suitable acquisition candidates, as well as the risks associated with acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus or difficulties in integrating acquisitions;

•	our dependence on distributions from our title insurance underwriters as our main source of cash flow;

•	competition from other title insurance companies; and

•	other risks detailed elsewhere in this document and in our other filings with the SEC.

We may not update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You should carefully consider the possibility that actual results may differ materially from forward-looking statements in or incorporated into this prospectus.

FIDELITY NATIONAL FINANCIAL, INC.

We are a holding company that, through our subsidiaries, provides title insurance, mortgage services, specialty insurance, and information services. We are the nation's largest title insurance company through our title insurance underwriters-Fidelity National Title, Chicago Title, Commonwealth Land Title, and Alamo Title-which collectively issued more title insurance policies in 2010 than any other title company in the United States. We also provide other insurance products though our specialty insurance subsidiaries. We own a minority interest in Ceridian Corporation, a leading provider of global human resources, payroll, benefits, and payment solutions. We also own a minority interest in Remy International, Inc., a leading global vehicular parts designer, manufacturer, remanufacturer, marketer, and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks, and other vehicles.

Our executive offices are located at 601 Riverside Avenue, Jacksonville, Florida 32204 and our telephone number is (904) 854-8100.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges.

	Three Months Ended March 31,	Year Ended December 31,
	2011	2010	2009	2008	2007	2006
Ratio of Earnings to Fixed Charges(1)	4.3	7.1	5.0	(1.7)	2.7	4.3
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(1)    In calculating the ratio of earnings to fixed charges, earnings are the sum of earnings before income taxes and minority interest plus fixed charges. Fixed charges are the sum of (i) interest on indebtedness and amortization of debt discount and debt issuance costs and (ii) an interest factor attributable to rentals. As of the date of this prospectus, there is no preferred stock outstanding, and accordingly, the ratio of earnings to fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges and is not disclosed separately.

DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts and units that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security.

DESCRIPTION OF CAPITAL STOCK

The following description of select provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and the Delaware law is necessarily general and does not purport to be complete.

This summary is qualified in its entirety by reference in each case to the applicable provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and to the provisions of Delaware General Corporation Law. We have incorporated by reference our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws as exhibits to the registration statement of which this prospectus forms a part.

General

Stock Outstanding. As of March 31, 2011, our authorized capital stock consisted of 600,000,000 shares, par value $.0001 per share, of Class A common stock, of which 223,246,582 shares were issued and outstanding. As of March 31, 2011, our authorized preferred stock was 50,000,000 shares, par value $0.0001 per share, of which no shares were issued and outstanding.

Common Stock

Holders of our common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor. Holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Our common stock does not entitle its holders to cumulative voting rights. In the event of our liquidation or dissolution, holders of our common stock would be entitled to share equally and ratably in our assets, if any, remaining after the payment of all liabilities and the liquidation preference of any outstanding class or series of preferred stock. The rights and privileges of holders of our common stock are subject to the rights and preferences of the holders of any series of preferred stock that we may issue in the future, as described below.

Preferred Stock

Subject to the approval by holders of shares of any class or series of preferred stock, to the extent such approval is required, our board of directors has the authority to issue preferred stock in one or more series and to fix the number of shares constituting any such series and the designations, powers, preferences, limitations and relative rights, including dividend rights, dividend rate, voting rights, terms of redemption, redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by stockholders. The specific terms of the preferred stock will be described in the prospectus supplement.

Voting Rights. The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of such preferred stock. The prospectus supplement will describe the voting rights, if any, of the preferred stock.

Conversion or Exchange. The prospectus supplement will describe the terms, if any, on which the preferred stock may be convertible into or exchangeable for other securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may set forth the conversion price, the method of determining the conversion price and the conversion period and may allow or require the number of shares of our common stock or other securities to be received by the holders of preferred stock to be adjusted.

Redemption. The prospectus supplement will describe the obligation, if any, to redeem the preferred stock in whole or in part at the times and at the redemption prices set forth in the applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Delaware law

A number of provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws deal with matters of corporate governance and the rights of stockholders. The following discussion is a general summary of select provisions of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws and certain Delaware law that might be deemed to have a potential “anti-takeover” effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by our board of directors but which individual stockholders may deem to be in their best interest or in which stockholders may be offered a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the incumbent board of directors or management more difficult.

Common Stock. Our unissued shares of authorized Class A common stock will be available for future issuance without additional stockholder approval. While the authorized but unissued shares are not designed to deter or prevent a change of control, under some circumstances we could use the authorized but unissued shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control by, for example, issuing those shares in private placements to purchasers who might side with our board of directors in opposing a hostile takeover bid.

Preferred Stock. The existence of authorized but unissued preferred stock could reduce our attractiveness as a target for an unsolicited takeover bid since we could, for example, issue shares of the preferred stock to parties that might oppose such a takeover bid or issue shares of the preferred stock containing terms the potential acquiror may find unattractive. This ability may have the effect of delaying or preventing a change of control, may discourage bids for our common stock at a premium over the market price of our common stock, and may adversely affect the market price of, and the voting and the other rights of the holders of, our common stock.

Classified Board of Directors and Related Provisions. Our Amended and Restated Certificate of Incorporation provides that our board of directors must be divided into three classes of directors (each class containing approximately one-third of the total number of directors) serving staggered three-year terms. As a result, approximately one-third of our board of directors will be elected each year. This classified board provision will prevent a third party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders meeting following the date the acquiror obtains the controlling interest. The number of directors constituting our board of directors is determined from time to time by our board of directors. Our Amended and Restated Certificate of Incorporation also provides that directors may be removed only for “cause” by the affirmative vote of the holders of a majority of all outstanding voting stock entitled to vote. This provision, in conjunction with the provisions of our Amended and Restated Certificate of Incorporation authorizing our board of directors to fill vacancies on the board, will prevent stockholders from removing incumbent directors without cause and filling the resulting vacancies with their own nominees.

No Stockholder Action by Written Consent; Special Meetings. Our Amended and Restated Certificate of Incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our Amended and Restated Certificate of Incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can only be called by a majority of our entire board of directors or our chairman of the board or chief executive officer. Stockholders may not call a special meeting or require that our board of directors call a special meeting of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominees. Our Amended and Restated Bylaws provide that, if one of our stockholders desires to submit a proposal or nominate persons for election as directors at an annual stockholders' meeting, the stockholder's written notice must be received by us not less than 120 days prior to the anniversary date of the date of the proxy statement for the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a stockholder must be received by us not later than the close of business on the 10th day following the day on which public disclosure of the date of the annual meeting was made. The notice must describe the proposal or nomination and set forth the name and address of, and stock held of record and beneficially by, the stockholder. Notices of stockholder proposals or nominations must set forth the reasons for the proposal or nomination and any material interest of the stockholder in the proposal or nomination and a representation that the stockholder intends to appear in person or by proxy at the annual meeting. Director nomination notices must set forth the name and address of the nominee, arrangements between the stockholder and the nominee and other information required under Regulation 14A of the Securities Exchange Act of 1934. The presiding officer of the meeting may refuse to acknowledge a proposal or nomination not made in compliance with the procedures contained in our Amended and Restated Bylaws. The advance notice requirements regulating stockholder nominations and proposals may have the effect of precluding a contest for the election of directors or the introduction of a stockholder proposal if the requisite procedures are not followed and may discourage or deter a third-party from conducting a solicitation of proxies to elect its own slate of directors or to introduce a proposal.

Voting Requirements on Amending our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws. Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that amendments to certain provisions of our Amended and Restated Bylaws, including those related to stockholder proposals and calling special meetings of stockholders, must be approved by both our board of directors and by the vote, at a regular or special stockholders' meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all our capital stock then entitled to vote. All other amendments to our Amended and Restated Bylaws require either: (i) approval by a majority of our entire board of directors (without stockholder consent) or (ii) the vote, at a regular or special stockholders' meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all our capital stock then entitled to vote. In addition, our Amended and Restated Certificate of Incorporation provides that amendments to certain provisions of our Amended and Restated Certificate of Incorporation, including those relating to the classified board, removal of directors, calling special meetings and no stockholder action by written consent, must be approved by the vote, at a regular or special stockholders' meeting, of the holders of at least two-thirds of the votes entitled to be cast by the holders of all of our capital stock then entitled to vote (in addition to the approval of our board of directors).

Business Combination Statute. We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or within three years prior to the determination of interested stockholder status did own 15% or more of a corporation's voting stock.

Limitations on Director Liability

Under the Delaware General Corporation Law, we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock), or (iv) for any transaction from which the director derived an improper personal benefit. Our Amended and Restated Certificate of Incorporation contains the provisions permitted by Section 102(b)(7) of the Delaware General Corporation Law.

Provisions of our Amended and Restated Certificate of Incorporation Relating to Corporate Opportunities

To address situations in which officers or directors have conflicting duties to affiliated corporations, Section 122(17) of the Delaware General Corporation Law allows a corporation to renounce, in its certificate of incorporation or by action of its board of directors, any interest or expectancy of the corporation in specified classes or categories of business opportunities. As such, and in order to address potential conflicts of interest between us and Fidelity National Information Systems, Inc., and its subsidiaries, which we refer to as FIS, our Amended and Restated Certificate of Incorporation contains provisions regulating and defining, to the fullest extent permitted by law, the conduct of our affairs as they may involve FIS and its officers and directors.

Our Amended and Restated Certificate of Incorporation provides that, subject to any written agreement to the contrary, FIS will have no duty to refrain from engaging in the same or similar activities or lines of business that we engage in, and, except as set forth in our Amended and Restated Certificate of Incorporation, neither FIS nor its officers or directors will be liable to us or our stockholders for any breach of any fiduciary duty due to any such activities of FIS.

Our Amended and Restated Certificate of Incorporation also provides that we may from time to time be or become a party to and perform, and may cause or permit any subsidiary to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with FIS. With limited exceptions, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by us or any of our subsidiaries or FIS, shall be considered contrary to any fiduciary duty to us or our stockholders of any director or officer of ours who is also a director, officer or employee of FIS. With limited exceptions, to the fullest extent permitted by law, no director or officer of ours who is also a director, officer or employee of FIS shall have or be under any fiduciary duty to us or our stockholders to refrain from acting on behalf of us or any of our subsidiaries or on behalf of FIS in respect of any such agreement or performing any such agreement in accordance with its terms.

Our Amended and Restated Certificate of Incorporation further provides that if one of our directors or officers who is also a director or officer of FIS acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both FIS and us, the director or officer will have satisfied his or her fiduciary duty to us and our stockholders with respect to that corporate opportunity if he or she acts in a manner consistent with the following policy:

•
    a corporate opportunity offered to any person who is an officer of ours and who is also a director but not an officer of FIS, will belong to us unless the opportunity is expressly offered to that person in a capacity other than such person's capacity as one of our officers, in which case it will not belong to us;

•
    a corporate opportunity offered to any person who is a director but not an officer of ours, and who is also a director or officer of FIS, will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our directors; and

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    a corporate opportunity offered to any person who is an officer of both FIS and us will belong to us only if that opportunity is expressly offered to that person in that person's capacity as one of our officers.

Notwithstanding these provisions, our Amended and Restated Certificate of Incorporation does not prohibit us from pursuing any corporate opportunity of which we become aware.

These provisions in our Amended and Restated Certificate of Incorporation will no longer be effective on the date that none of our directors or officers are also directors or officers of FIS.

If our Amended and Restated Certificate of Incorporation did not include provisions setting forth the circumstances under which opportunities will belong to us and regulating the conduct of our directors and officers in situations where their duties to us and FIS conflict, the actions of our directors and officers in each such situation would be subject to the fact-specific analysis of the corporate opportunity doctrine as articulated under Delaware law. Under Delaware law, a director of a corporation may take a corporate opportunity, or divert it to another corporation in which that director has an interest, if (i) the opportunity is presented to the director or officer in his or her individual capacity, (ii) the opportunity is not essential to the corporation, (iii) the corporation holds no interest or expectancy in the opportunity and (iv) the director or officer has not wrongfully employed the resources of the corporation in pursing or exploiting the opportunity. Based on Section 122(17) of the Delaware General Corporation Law, we do not believe the corporate opportunity guidelines set forth in our Amended and Restated Certificate of Incorporation conflict with Delaware law. If, however, a conflict were to arise between the provisions of our Amended and Restated Certificate of Incorporation and Delaware law, Delaware law would control.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF DEPOSITARY SHARES

The following outlines some of the general terms and provisions of the depositary shares. Further terms of the depositary shares and the applicable deposit agreement will be stated in the applicable prospectus supplement. The following description and any description of the depositary shares in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the deposit agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer fractional interests in debt securities or fractional shares of common stock or preferred stock. We may issue fractional interests in debt securities, common stock or preferred stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities or a fraction of a share of common stock or of a particular series of preferred stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities or shares of common stock or preferred stock represented by depositary shares under a deposit agreement between us and a depositary which will be named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share, you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock or preferred stock represented by the depositary share, to all the rights and preferences of the debt security, common stock or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Common Stock or Preferred

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

•
    if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

•
    there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Fidelity, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having total assets of not less than $1,000,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of depositary shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither we nor the depositary will be liable under the deposit agreement to you other than for gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Unless the applicable prospectus supplement states otherwise, senior debt securities will be issued under the Indenture dated as of December 8, 2005 between Fidelity National Financial, Inc. (formerly Fidelity National Title Group, Inc.) and The Bank of New York Trust Company, N.A. (thereafter succeeded in interest by The Bank of New York Mellon Trust Company, N.A.), as amended by a First Supplemental Indenture dated as of January 6, 2006 and a Second Supplemental Indenture dated as of May 5, 2010 (such Indenture, as amended by such First Supplemental indenture and such Second Supplemental Indenture, the “Senior Indenture”) and subordinated debt securities will be issued under a “Subordinated Indenture” to be entered into with The Bank of New York Mellon Trust Company, N.A. This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures” and each individually as an “Indenture.”

The Senior Indenture and form of Subordinated Indenture are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures and the debt securities, including the definitions therein of certain terms.

General

The debt securities will be unsecured obligations of ours. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent described herein and in the applicable prospectus supplement.

Because we are a holding company that conducts our operations through our subsidiaries, holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, beneficiaries under title insurance policies, and guarantee holders. As of March 31, 2011, our subsidiaries had approximately $3.38 billion of total liabilities. Moreover, our ability to pay principal and interest on the debt securities is, to a large extent, dependent upon our receiving dividends, interest or other amounts from our subsidiaries. Certain of our principal operating subsidiaries are subject to insurance regulations that require minimum amounts of statutory surplus, which may restrict the amount of funds which are available to us from such subsidiaries, or require prior approval from the regulatory agency before those subsidiaries can pay us any extraordinary dividends.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities under them from time to time in one or more series. The Indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of the debt securities, including CUSIP Numbers, and whether they are subordinated debt securities or senior debt securities;

•	any limit on the aggregate principal amount of the debt securities which may be authenticated and delivered under the applicable Indenture;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable or the method of determination thereof;

•	the rate or rates (which may be fixed, variable or zero) at which the debt securities will bear interest, if any, or the method of calculating such rate or rates of interest;

•	the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

•	the dates on which interest will be payable and with respect to registered securities, the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•
    the period or periods within which, the price or prices at which, the currency (if other than United States dollars) in which, and the other terms and conditions upon which, the debt securities may be redeemed;

•
    our obligation, if any, to redeem or purchase debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of holders of the debt securities and the period or periods within which, the price or prices at which, and the other terms and conditions upon which, debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•
    if other than denominations of $1,000 and any integral multiple thereof, if registered securities, and if other than the denomination of $5,000, if bearer securities, the denominations in which debt securities will be issuable;

•
    if other than United States dollars, the currency for which the debt securities may be purchased or in which the debt securities will be denominated and/or the currency in which the principal of, premium, if any, and interest, if any, on the debt securities will be payable and the particular provisions applicable thereto in accordance with, in addition to, or in lieu of the provisions of the applicable Indenture;

•
    if the amount of payments of principal of, or premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on a currency or currencies, the index, formula or other method by which such amount will be determined;

•
    if the amount of payments of principal of, premium, if any, or interest, if any, on the debt securities will be determined with reference to an index, formula or other method based on the prices of securities or commodities, with reference to changes in the prices of securities or commodities or otherwise by application of a formula, the index, formula or other method by which such amount will be determined;

•
    if other than the entire principal amount thereof, the portion of the principal amount of such debt securities which will be payable upon declaration of acceleration thereof or the method by which such portion will be determined;

•	the person to whom any interest on any registered debt securities will be payable and the manner in which, or the person to whom, any interest on any bearer debt securities will be payable;

•	provisions, if any, granting special rights to the holders of debt securities upon the occurrence of specified events;

•	any addition to or modification or deletion of any Events of Default or any covenants of Fidelity pertaining to the debt securities;

•	under what circumstances, if any, we will pay additional amounts on the debt securities held by a person who is not a

U.S. Person in respect of taxes, assessments or similar governmental charges withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•
    whether debt securities will be issuable as registered securities or bearer securities (with or without interest coupons), or both, and any restrictions applicable to the offering, sale or delivery of bearer securities, and the terms upon which bearer securities of a series may be exchanged for registered securities of the same series and vice versa;

•	the date as of which any bearer securities and any temporary global security representing outstanding debt securities will be dated if other than the date of original issuance;

•	whether the provisions described below relating to defeasance and covenant defeasance will be applicable to the debt securities of such series;

•	if other than the trustee, the identity of the registrar and any paying agent;

•
    if the debt securities will be issued in whole or in part in global form, (i) the depository for such global securities, (ii) whether beneficial owners of interests in any debt securities in global form may exchange such interests for certificated debt securities of like tenor of any authorized form and denomination, and (iii) the circumstances under which any such exchange may occur; and

•	any other terms of the debt securities and any deletions from or modifications or additions to the applicable Indenture.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued only in registered form without coupons or in the form of one or more global securities. Unless otherwise specified in the applicable prospectus supplement, bearer securities will have interest coupons attached.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies or currency units, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our Senior Indebtedness (as described below).

Under the Subordinated Indenture, “Senior Indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

•
    the principal of or any premium and interest in respect of indebtedness of Fidelity for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by Fidelity;

•	all capital lease obligations of Fidelity;

•
    all obligations of Fidelity issued or assumed as the deferred purchase price of property, all conditional sale obligations of Fidelity and all obligations of Fidelity under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

•	all obligations of Fidelity for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

•	all obligations of Fidelity in respect of interest rate swap, cap or other agreements, interest rate future or options contracts,

currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of the types referred to above of other persons for the payment of which Fidelity is responsible or liable as obligor, guarantor or otherwise; and

•	all obligations of the types referred to above of other persons secured by any lien on any property or asset of Fidelity whether or not such obligation is assumed by Fidelity.

Senior Indebtedness does not include:

•	indebtedness or monetary obligations to trade creditors created or assumed by Fidelity in the ordinary course of business in connection with the obtaining of materials or services;

•	indebtedness that is, by its terms, subordinated to, or ranks equally with, the subordinated debt securities; and

•	any indebtedness of Fidelity to its subsidiaries unless otherwise expressly provided in the terms of any such indebtedness.

Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities. Further, if an event of default occurs under any senior indebtedness permitting the holders thereof to accelerate the maturity thereof and written notice of such event of default is given to Fidelity by the holders of such senior indebtedness, then until such event of default is cured or waived or ceases to exist, no payment may be made on the subordinated debt securities; provided, that if the holders of such senior indebtedness do not declare such senior indebtedness to be immediately due and payable within 180 days after the occurrence of such default, Fidelity may resume making payments on the subordinated debt securities. Only one such payment blockage period may be commenced in any 365 day period with respect to the subordinated debt securities of any series.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal of (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

•	any dissolution or winding-up or liquidation or reorganization of Fidelity, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

•	any general assignment by Fidelity for the benefit of creditors; or

•	any other marshaling of Fidelity's assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property (other than certain permitted junior securities), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

In the event subordinated debt securities are issued pursuant to the Subordinated Indenture or any other subordinated indenture with a trustee which is also a trustee for senior debt securities pursuant to the Senior Indenture, the occurrence of any default under such subordinated indenture or such Senior Indenture could create a conflicting interest for the respective trustee under the Trust Indenture Act of 1939. If such default has not been cured or waived within 90 days after such trustee has or acquires a conflicting interest, such trustee generally is required by the Trust Indenture Act of 1939 to eliminate such conflicting interest or resign as trustee with respect to the debt securities issued under such Senior Indenture or such subordinated indenture. In the event of the trustee's resignation, we will promptly appoint a successor trustee with respect to the affected securities.

Restrictive Covenant

Unless an accompanying prospectus supplement states otherwise, the following restrictive covenant shall apply to each series of senior debt securities:

Limitation on Liens. We shall not, and shall not permit any of our covered subsidiaries (as defined below) to, incur, assume or guarantee any debt secured by any mortgage, pledge, lien, charge, security interest, conditional sale or other title retention agreement or other encumbrance (“lien”) on any voting stock issued by any of our covered subsidiaries, unless the senior debt of each series then outstanding (other than senior debt securities issued before May 5, 2010) are, for so long as such debt is so secured, secured by such voting stock equally and ratably with (or prior to) such debt. However, this requirement does not apply to:

(i)	liens existing at the time a corporation or other entity becomes a covered subsidiary or any renewal, extension or replacement, in whole or in part, of any such liens;

(ii)	liens on shares of subsidiaries that are not covered subsidiaries; and

(iii)	any series of senior debt securities at any time when no securities of such series are outstanding.

Each lien, if any, granted, pursuant to the provisions described above, to secure any senior debt securities shall automatically and unconditionally be deemed to be released and discharged upon the release and discharge of the lien whose existence caused such securities to be required to be so secured, provided such lien is not then otherwise required, by the provisions described above, to so secure such senior debt securities.

“Covered subsidiaries” generally means any present or future subsidiary of us, the consolidated total assets of which, determined as of the last day of our most recent fiscal quarter ended at least thirty (30) days prior to the date of determination, for which fiscal quarter internal financial statements are available and have been prepared in accordance with generally accepted accounting principles in the United States as in effect on the last day of such fiscal quarter, constitute at least 15% of our total consolidated assets, and any successor to any such subsidiary whose consolidated total assets likewise satisfy such requirement. However covered subsidiaries does not in any event include any of our subsidiaries that is not itself an insurance company or the direct or indirect owner of one or more subsidiaries that is an insurance company.

Consolidation, Merger, Sale of Assets and Other Transactions

We may not consolidate or merge with or into, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of our assets to, any person unless:

(1) the person formed by or surviving any such consolidation or merger (if other than Fidelity), or which acquires our assets, is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(2) the person formed by or surviving any such consolidation or merger (if other than Fidelity), or which acquires our assets, expressly assumes by supplemental indenture all of our obligations under the debt securities and the Indentures; and

(3) immediately after giving effect to the transaction no default or event of default shall have occurred and be continuing.

We shall deliver to the trustee prior to the proposed transaction an officers' certificate and an opinion of counsel each stating that the proposed transaction and such supplemental indenture comply with the applicable Indenture and that all conditions precedent to the consummation of the transaction under the applicable Indenture have been met.

If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of the Indentures, the resulting or acquiring corporation will be substituted for us under the Indentures with the same effect as if it had been an original party to the Indentures. As a result, such successor corporation may exercise our rights and powers under the Indentures, in our name or its own name, and we will be released from all our liabilities and obligations under the Indentures and under the notes.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “Events of Default” under the Indentures with respect to debt securities of any series:

•	default in the payment of any interest on any debt security of such series when due and payable for 30 days;

•
    default in the payment of any principal of or premium, if any, on any debt security of such series when due (whether at stated maturity, upon redemption, repurchase at the option of the holder or otherwise), or default in the making of any mandatory sinking fund payment;

•
    default, but in the Subordinated Indenture only default in any material respect, in the performance, or breach, of any covenant or warranty with respect to any debt security of such series, and the continuance of such default or breach for 60 days after we receive written notice of such default or breach;

•
    default under our indebtedness (other than securities of such series) in the payment by us, when due, of an aggregate principal amount of such indebtedness exceeding $100,000,000, or default under any such indebtedness (other than securities of such series) which results in such indebtedness in an aggregate principal amount exceeding $100,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within 10 days after receipt of written notice of such default or breach (which notice shall state that such notice is a “Notice of Default” under the indenture) to the us (by registered or certified mail) by the trustee or to us and the Trustee (in each case by registered or certified mail) by holders of at least 25% in aggregate principal amount of the outstanding securities of such series;

•	certain events of bankruptcy, insolvency or reorganization of Fidelity; and

•	any other event of default with respect to any debt security of such series including an event of default provided for in a supplemental indenture.

If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures occurs and is continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of all of the outstanding debt securities of such series may declare, by written notice to us (and if given by the holders, to the trustee), the principal of and accrued interest, if any, on all the debt securities of such series to be due and payable immediately; provided that, after such a declaration of acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, by written notice to the trustee, rescind or annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal and interest, have been cured or waived.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series, by written notice to the trustee, may waive any past default or event of default with respect to that series except (i) a default or event of default in the payment of the principal of, or premium, if any, or interest on, any debt security of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured.

The trustee is not required to exercise any of the rights or powers vested in it by the applicable Indenture at the request or direction of any of the holders of debt securities of any series, unless the holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of a debt security of any series may institute any proceeding with respect to the Indentures or for the appointment of a receiver or trustee or for any other remedy unless (i) the holder has given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding shall have made a written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) the holders have offered to the trustee indemnity satisfactory to the trustee against any loss, liability or expense to be incurred in pursuing the remedy, (iv) the trustee has failed to institute any such proceedings for 60 days after its receipt of such request, and (v) during such 60 day period, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding have not given to the trustee a direction inconsistent with such written request.

Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under the applicable Indenture or we will notify the relevant trustee of any default that exists under the applicable Indenture. In addition, we have agreed to deliver to the trustee, promptly after we become aware of the occurrence of a default or an event of default of the character specified in the fourth bullet point under the caption “Events of Default, Notice and Waiver” above, written notice of the occurrence of such default or event of default.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise set forth in the applicable prospectus supplement, we may discharge or defease our obligations under each Indenture as set forth below.

We may discharge certain obligations to holders of any series of debt securities which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee cash or government obligations (as defined in either Indenture) or a combination thereof, as trust funds in an amount certified to be sufficient to pay and discharge when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, and interest, if any, on such debt securities and any mandatory sinking fund payments applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) (“defeasance”) or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant trustee of money and/or government obligations in sufficient quantity that will provide money in an amount sufficient to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to such defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Modification of the Indentures

Under the Indentures, we and the applicable trustee, at any time and from time to time, may enter into supplemental indentures without the consent of any holders of debt securities to:

•	evidence the succession of another person to Fidelity and the assumption by any such successor of the covenants of Fidelity in the Indentures and in the debt securities; or

•	add to the covenants of Fidelity for the benefit of the holders of all or any series of debt securities or surrender any right or power conferred upon Fidelity in the Indentures; or

•	add any additional Events of Default with respect to all or any series of debt securities; or

•
    add to or change any of the provisions of the Indentures to such extent as shall be necessary to facilitate the issuance of bearer securities or to facilitate the issuance of debt securities in global form; or

•
    amend or supplement any provision contained in the Indentures or in any supplemental indentures, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provision; or

•	secure the debt securities; or

•	establish the form or terms of debt securities of any series as permitted by the Indentures; or

•
    evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series under the Indentures and add to or change any of the provisions of the Indentures as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee under the Indentures; or

•	if allowed without penalty under applicable laws and regulations, permit payment in the United States of principal, premium, if any, or interest, if any, on bearer securities or coupons, if any; or

•
    cure any ambiguity or correct any mistake or correct or supplement any provision in the Indentures which may be inconsistent with any other provision in the Indentures or make any other provisions with respect to matters or questions arising under the Indentures, provided such action shall not adversely affect the interests of any holder of debt securities of any series; or

•
    make any change to comply with the Trust Indenture Act of 1939 or any amendment thereof, or any requirement of the Securities and Exchange Commission in connection with the qualification of the Indentures under the Trust Indenture Act of 1939 or any amendment thereof.

With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by such supplemental indenture, we and the applicable trustee may enter into supplemental indentures to add provisions to, or change or eliminate any provisions of either Indenture or any supplemental indenture or to modify the rights of the holders of the debt securities of each series so affected. However, we need the consent of the holder of each outstanding debt security affected in order to:

•
    change the stated maturity of the principal of or premium, if any, on or of any installment of principal of or premium, if any, or interest, if any, on, or additional amounts, if any, with respect to, any debt security; or

•
    reduce the principal amount of, or any installment of principal of, or premium, if any, or interest, if any, on, or any additional amounts payable with respect to, any debt security or the rate of interest on any debt security; or

•	reduce the amount of premium, if any, payable upon redemption of any debt security or the repurchase by us of any debt security at the option of the holder of such debt security; or

•	change the manner in which the amount of any principal of or premium, if any, or interest on or additional amounts, if any, with respect to, any debt security is determined; or

•	reduce the amount of the principal of any original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity thereof; or

•	change the currency in which any debt securities or any premium or the interest thereon or additional amounts, if any, with respect thereto, is payable; or

•	change the index, securities or commodities with reference to which or the formula by which the amount of principal of or any premium or the interest on any debt security is determined; or

•
    impair the right to institute suit for the enforcement of any payment on or after the stated maturity thereof (or on or after the redemption date or on or after the repurchase date, as the case may be); or

•
    reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required for any such supplemental indenture or for any waiver (of compliance with certain provisions of the applicable Indenture or certain defaults under the applicable Indenture and their consequences) provided for in the applicable Indenture;

•	change any obligation of Fidelity to maintain an office or agency in the places and for the purposes specified in the Indentures; or

•
    make any change in the provision governing waiver of past defaults, except to increase the percentage in principal amount of the outstanding debt securities of any series, the holders of which may waive past defaults on behalf of holders of all debt securities of such series, or make any change in the provision governing supplemental indentures that require consent of holders of debt securities, except to provide that certain other provisions of the applicable Indenture cannot be modified or waived without the consent of the holders of each outstanding debt security affected thereby.

Governing Law

The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

Relationship with the Trustees

The trustee under the Indentures is The Bank of New York Mellon Trust Company, N.A. We and our subsidiaries maintain ordinary banking and trust relationships with a number of banks and trust companies, including the trustee under the Indentures.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for securities described in this prospectus. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities described in this prospectus, or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency, currencies, or currency units in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent's corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or common stock will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for other securities described in this prospectus will not have any rights of holders of such securities purchasable upon such exercise.

Exercise of Warrants

Unless otherwise specified in the applicable prospectus supplement, a warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

DESCRIPTION OF PURCHASE CONTRACTS

As may be specified in a prospectus supplement, we may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, a number of debt securities, shares of common stock or preferred stock, or other securities described in this prospectus or the applicable prospectus supplement at a future date or dates. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

The prospectus supplement relating to any purchase contracts will specify the material terms of the purchase contracts and any applicable pledge or depositary arrangements, including one or more of the following:

•
    The stated amount that a holder will be obligated to pay under the purchase contract in order to purchase debt securities, common stock, preferred stock, or other securities described in this prospectus or the formula by which such amount shall be determined.

•
    The settlement date or dates on which the holder will be obligated to purchase such securities. The prospectus supplement will specify whether the occurrence of any events may cause the settlement date to occur on an earlier date and the terms on which an early settlement would occur.

•	The events, if any, that will cause our obligations and the obligations of the holder under the purchase contract to terminate.

•
    The settlement rate, which is a number that, when multiplied by the stated amount of a purchase contract, determines the number of securities that we will be obligated to sell and a holder will be obligated to purchase under that purchase contract upon payment of the stated amount of that purchase contract. The settlement rate may be determined by the application of a formula specified in the prospectus supplement.

•	If a formula is specified, it may be based on the market price of such securities over a specified period or it may be based on some other reference statistic.

•
    Whether the purchase contracts will be issued separately or as part of units consisting of a purchase contract and an underlying security with an aggregate principal amount equal to the stated amount. Any underlying securities will be pledged by the holder to secure its obligations under a purchase contract.

•
    The type of underlying security, if any, that is pledged by the holder to secure its obligations under a purchase contract. Underlying securities may be debt securities, common stock, preferred stock, or other securities described in this prospectus or the applicable prospectus supplement.

•
    The terms of the pledge arrangement relating to any underlying securities, including the terms on which distributions or payments of interest and principal on any underlying securities will be retained by a collateral agent, delivered to us or be distributed to the holder.

•
    The amount of the contract fee, if any, that may be payable by us to the holder or by the holder to us, the date or dates on which the contract fee will be payable and the extent to which we or the holder, as applicable, may defer payment of the contract fee on those payment dates. The contract fee may be calculated as a percentage of the stated amount of the purchase contract or otherwise.

The descriptions of the purchase contracts and any applicable underlying security or pledge or depository arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to and qualified in their entirety by reference to the terms and provisions of the purchase contract agreement, pledge agreement and deposit agreement, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The prospectus supplement will describe:

•
    the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units and any applicable underlying security or pledge or depositary arrangements in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements and are subject to, and qualified in their entirety by reference to, the terms and provisions of the applicable agreements, forms of which have been or will be filed as exhibits to the registration statement of which this prospectus forms a part.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	directly to institutional investors; or

•	through agents to the public or to institutional investors.

The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities and the proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

If we sell the securities directly or through agents designated by us, we will identify any agent involved in the offering and sale of the securities and will list any commissions payable by us to the agent in the accompanying prospectus supplement. Unless indicated otherwise in the prospectus supplement, any such agent will be acting on a best efforts basis to solicit purchases for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase securities and provide for payment and delivery on a future date specified in an accompanying prospectus supplement. We will describe any such arrangement in the prospectus supplement. Any such institutional investor may be subject to limitations on the minimum amount of securities that it may purchase or on the portion of the aggregate principal amount of such securities that it may sell under such arrangements. Institutional investors from which such authorized offers may be solicited include:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	such other institutions as we may approve.

Underwriters, dealers, agents and remarketing firms, and their control persons, may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services for us or our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance, unless stated otherwise in the applicable prospectus supplement. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain our SEC filings from the SEC's website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement, of which this prospectus is a part, or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of the securities covered by this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 23, 2011 (file no. 001-32630);

•	our quarterly report filed on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011 (file no. 001-32630);

•
the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2011 (file no. 001-32630) that are incorporated by reference into Part III of our annual report referred to above; and

•
the description of the our common stock, par value $0.0001 per share, contained in the our registration statement on Form 8-A (File No. 1-32630), filed with the SEC on September 27, 2005 under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing to or telephoning us at:

Corporate Secretary
Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, Florida 32204
(904) 854-8100

You should rely only on the information contained in or incorporated by reference in this prospectus and any supplements to this prospectus or in any permitted free writing prospectuses we have authorized for use with respect to the applicable offering or transaction. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information provided in this prospectus or incorporated by reference in this prospectus or in any such free writing prospectus we have authorized is accurate as of any date other than the date on the front of this prospectus or the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for Fidelity National Financial, Inc. by Dewey & LeBoeuf LLP, New York, New York, special counsel to us.

EXPERTS

The consolidated financial statements and schedules of Fidelity National Financial, Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$	*
New York Stock Exchange listing fee		**
Printing and engraving fees and expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Blue sky fees and expenses		**
Trustee's fees and expenses		**
Miscellaneous		**
Total	$	**
____________

* The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of the registration fee.
** Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant's certificate of incorporation provides for indemnification by the registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit. The registrant's certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (ii) to the registrant with respect to payments which may be made by the registrant to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page 27.

Item 17. Undertakings.

(a)The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement; and

(2)
that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.”

(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on June 1, 2011.

Fidelity National Financial, Inc.

By:    /s/ Anthony J. Park
Name: Anthony J. Park
Title: Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints George P. Scanlon and Anthony J. Park, or any of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George P. Scanlon	Chief Executive Officer	June 1, 2011
George P. Scanlon	(Principal Executive Officer)

/s/ Anthony J. Park	Executive Vice President and Chief Financial Officer	June 1, 2011
Anthony J. Park	(Principal Financial and Accounting Officer)

/s/ William P. Foley, II	Director and Executive Chairman of the Board	June 1, 2011
William P. Foley, II

/s/ Douglas K. Ammerman	Director	June 1, 2011
Douglas K. Ammerman

/s/ Willie D. Davis	Director	June 1, 2011
Willie D. Davis

/s/ Thomas M. Hagerty	Director	June 1, 2011
Thomas M. Hagerty

/s/ Daniel D. (Ron) Lane	Director	June 1, 2011
Daniel D. (Ron) Lane

/s/ General William Lyon	Director	June 1, 2011
General William Lyon

/s/ Richard N. Massey	Director	June 1, 2011
Richard N. Massey

/s/ Peter O. Shea, Jr.	Director	June 1, 2011
Peter O. Shea, Jr.

/s/ Cary H. Thompson	Director	June 1, 2011
Cary H. Thompson

/s/ Frank P. Willey	Director	June 1, 2011
Frank P. Willey

EXHIBIT INDEX

Exhibit	Description
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Certificate of Incorporation of the Registrant.
3.2
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, filed on November 10, 2005).

4.1
Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), dated December 8, 2005 (incorporated by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2005 filed on March 16, 2006).

4.2
First Supplemental Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), dated as of January 6, 2006 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on January 24, 2006).

4.3
Second Supplemental Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), dated as of May 5, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on May 5, 2010).

4.4
Form of Subordinated Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) (incorporated by reference to Exhibit 4.2(A) to the Registrant's Registration Statement on Form S-3 filed on November 14, 2007).

4.5	Form of 7.30% note due August 15, 2011 (incorporated by reference to Exhibit 4.6 to the Registrant's Registration Statement on Form S-4 filed on October 28, 2005).
4.6	Form of 5.25% note due March 15, 2013 (incorporated by reference to Exhibit 4.7 to the Registrant's Registration Statement on Form S-4 filed on October 28, 2005).
4.7	Form of 6.60% note due 2017 (incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K filed on May 5, 2010).
4.8
Form of the Registrant's Common Stock Certificate (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 1, 2007).

4.3	Form of Warrant Agreement.*
4.4	Form of Deposit Agreement.*
4.5	Form of Purchase Contract Agreement.*
4.6	Form of Pledge Agreement.*
4.7	Form of Unit Agreement.*
5.1	Opinion of Dewey & LeBoeuf LLP.
12.1	Statement re: Computation of Ratios of Earnings to Fixed Charges.
23.1	Consent of KPMG LLP.
23.2	Consent of Dewey & LeBoeuf LLP (Included in Exhibit 5.1).
24.1	Powers of Attorney (Included on signature page of this Registration Statement).
25.1	Statement of Eligibility on Form T-1 of The Bank of New York, Trustee under the Senior Indenture and the Subordinated Indenture.
____________

*    To be filed by amendment or in a document that will be incorporated by reference herein.